UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

EMAK WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

2005

EMAK Worldwide, Inc.
6330 San Vicente Blvd.
Los Angeles, California 90048

EMAK WORLDWIDE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
OUTSTANDING SECURITIES AND VOTING RIGHTS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ITEM 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND RELATED MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
ITEM 2: AMENDEMENT TO CERTIFICATE OF DESIGNATION
ITEM 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
FORM 10-K
DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS
OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING
SOLICITATION OF PROXIES

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 2, 2005

TO THE STOCKHOLDERS OF EMAK WORLDWIDE, INC.:

     Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of EMAK Worldwide, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Thursday, June 2, 2005, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1.	To elect six members to our Board of Directors, each for a one year term;

2.	To consider and vote upon amendments to the Certificate of Designation of Series AA Senior Cumulative Convertible Preferred Stock;

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

4.	To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed April 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

By Order of the Board of Directors

Teresa L. Tormey
Executive Vice President, General Counsel & Secretary

Los Angeles, California
April __, 2005

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

EMAK WORLDWIDE, INC.
6330 San Vicente Blvd.
Los Angeles, California 90048
(323) 932-4300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 2, 2005

INTRODUCTION

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMAK Worldwide, Inc. (the “Company” or “EMAK”), to be voted at the 2005 annual meeting of stockholders of the Company, which will be held at the offices of the Company, located at 6330 San Vicente Blvd., Los Angeles, California 90048, on Thursday, June 2, 2005, at 10:00 a.m., local time (the “Annual Meeting”). The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, or by appearing at the Annual Meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted “FOR” the election of the nominees for director and “FOR” each other matter set forth herein. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

     It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about April 28, 2005.

OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 4, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At that date there were 5,779,638 outstanding shares of common stock, par value $.001 per share, of the Company (the “Common Stock”), and 25,000 outstanding shares of Series AA senior cumulative convertible preferred stock, par value $.001 per share, of the Company (the “Series AA Stock”). At the Annual Meeting, each share of Common Stock will be entitled to one vote. Each share of Series AA Stock will be entitled to 67.7966 votes (which represents the number of shares of Common Stock into which each share of Series AA Stock is currently convertible), or approximately 1,694,915 votes in the aggregate. Accordingly, an aggregate of 7,474,553 votes may be cast at the Annual Meeting by holders of Common Stock and Series AA Stock.

     The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Except as otherwise required by applicable law or the Company’s Certificate of Incorporation, any proposal properly presented at a meeting in which a quorum is present will be decided by the affirmative vote of the holders of a majority of the each class of stock present in person or represented by proxy and entitled to vote on the proposal at that meeting. In the election of directors, holders of Common Stock are entitled to elect six directors (“Common Directors”) and the holders of the Series AA Stock, voting separately as a class, are entitled to elect two directors (Series AA Directors”). Abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

     As of the Record Date, all of the outstanding shares of Series AA Stock are owned by Crown EMAK Partners, LLC, a Delaware limited liability company (“Crown”), representing the power to vote approximately 22.7% of the voting power of the shares of stock entitled to vote at the Annual Meeting on matters other than the election of Common Directors.

     As of the Record Date, Donald A. Kurz and Stephen P. Robeck possessed the power to vote approximately 31.1% of the voting power of the shares of stock entitled to vote at the Annual Meeting (and 40.2% of the voting power in the election of Common Directors). The Company has been advised that Messrs. Kurz and Robeck intend to vote all of the shares beneficially owned by them “FOR” the election of the nominees for director set forth herein and “FOR” each of the other proposal set forth herein.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Donald A. Kurz and Teresa L. Tormey have been designated as proxies for the 2005 Annual Meeting of Stockholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2005 Annual Meeting of Stockholders is April 4, 2005. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

—	If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

—	If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 11 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)	In Writing: All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)	In Person: All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to the Secretary of the Company;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON COMMON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT COMMON DIRECTORS?

When voting on the election of Common Directors, stockholders may:

(a)	vote in favor of all nominees;

(b)	vote to withhold votes as to all nominees; or

(c)	withhold votes as to specific nominees.

Common Directors will be elected by a majority of the shares of Common Stock presented and represented at the meeting. The Board recommends a vote “FOR” all of the nominees.

7.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH OF THE OTHER PROPOSALS TO BE PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE EACH OF THE OTHER PROPOSALS?

A separate vote will be held on each of the other proposals described in this proxy statement to be presented at the meeting. When voting on each of the proposals, stockholders may:

(a)	vote in favor of the proposal;

(b)	vote against the proposal; or

(c)	abstain from voting on the proposal.

A proposal will be approved if the votes cast “FOR” the proposal constitute a majority of each class of stock having voting power present and represented at the meeting. The Board recommends a vote “FOR” each of the proposals.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP, and FOR each of the other proposals recommended by the Board of Directors.

9.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on April 4, 2005. Each share of Common Stock is entitled to one vote. As of April 4, 2005, we had 5,779,638 shares of Common Stock outstanding. In addition, the holders of Series AA Stock are entitled to cast 1,694,915 votes.

10.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 or you can reach Continental at (212) 509-4000.

11.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under certain circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers’ unvoted shares on “routine” matters. Generally, a broker may not vote a customer’s unvoted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

12.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on a proposal, your abstention will have the same effect as a vote against the proposal. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Item 1 and Item 3 set forth in this Proxy Statement, both of which are routine matters.

13.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, a majority of our outstanding voting shares as of April 4, 2005 must be present at the meeting. On this date, a total of 5,779,638 shares of common stock were outstanding and entitled to vote and the holders of Series AA stock were entitled to cast 1,694,915 votes. Thus, an aggregate of 7,474,553 votes may be cast at the meeting. Shares representing a majority, or 3,737,277 votes, must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:

(a)	Is present and votes in person at the meeting, or

(b)	Has properly submitted a proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of Common Stock and Series AA Stock owned as of April 4, 2005 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock and Series AA Stock; (ii) each director and nominee for director; (iii) each current executive officer named in the Summary Compensation Table included under “Executive Compensation and Related Matters” (collectively, the “Named Executive Officers”); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock and Series AA Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person shown is c/o EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048.

	Common Stock		Series AA Stock
		Percent
	Amount Beneficially	of Class	Amount Beneficially	Percent of
Name and Address of Beneficial Owner	Owned (1)	(1)	Owned (1)	Class (1)
Crown EMAK Partners, LLC (2)	2,611,580	31.1%	25,000	100%
Peter Ackerman (2)	2,611,580	31.1%	25,000	100%
Donald A. Kurz (3)	1,751,449	29.1%
Stephen P. Robeck (3)	881,037	15.1%
Baron Capital Group, Inc. (4)	500,000	8.7%
Gruber & McBaine Capital Management LLC (5)	496,950	8.6%
Rutabaga Capital Management (6)	319,565	5.5%
Bruce I. Raben (3)	243,500	4.1%
Gaetano A. Mastropasqua (3)	179,513	3.0%
Kim H. Thomsen (3)	171,566	2.9%
Sanford R. Climan (3)	101,150	1.7%
Bret R. Hadley (3)	45,000	*
Alfred E. Osborne (3)	37,750	*
Jonathan D. Kaufelt (3)	37,542	*
Howard D. Bland (3)	22,000	*
Teresa L. Tormey (3)	13,250	*
Zohar Ziv (3)	11,250	*
Barrie P. Berg (3)	2,042	*
Jeffrey S. Deutschman (2)	0	*
Executive Officers and Directors as a Group (14 persons)(7)	3,497,049	50.9%

* Less than one percent.

(1)	In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares beneficially owned at any date include shares issuable upon the exercise of options, warrants, rights or conversion privileges within sixty days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within sixty days of April 4, 2005 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2)	As reported on a Schedule 13D dated April 10, 2000 (as amended April 19, 2002 and April 2, 2004) and filed with the Securities and Exchange Commission (the “Commission”) by Crown EMAK Partners, LLC (“Crown”), Peter Ackerman, and related parties. Mr. Deutschman is a manager of Crown. The address of Mr. Deutschman and Crown is 660 Madison Avenue, 15th Floor, New York, New York 10021. The address of Peter Ackerman is 1919 Pennsylvania Avenue NW, Suite 725, Washington, DC 20006. Peter Ackerman may be deemed to have shared power to vote or direct the vote, and to dispose or direct the disposition of the shares of Series AA Stock. As of the record date, each share of Series AA Stock was convertible into 67.7966 shares of Common Stock, representing 1,694,915 shares of Common Stock in the aggregate. As of the record date hereof, Crown also held warrants to purchase an aggregate of 916,666 shares of Common Stock.

(3)	Includes shares which the following officers and directors have the right to acquire by exercise of options within 60 days following April 4, 2005 and the number of shares underlying restricted stock units that vest within 60 days following April 4, 2005: Kurz, 237,500; Robeck, 70,000; Raben, 163,500; Mastropasqua, 178,550; Thomsen, 169,708; Climan, 98,500; Hadley, 45,000; Osborne, 35,250; Kaufelt, 35,542; Bland, 20,000; Tormey 12,250; Ziv, 11,250; and Berg, 2,042.

(4)	As reported on a Schedule 13G dated February 11, 2005 and filed with the Commission by Baron Capital Group Inc. The address of Baron Capital Group Inc. is 767 Fifth Avenue, New York, New York 10153.

(5)	As reported on a Schedule 13G dated February 10, 2005 and filed with the Commission by Gruber & McBaine Capital Management LLC. The address of Gruber & McBaine Capital Management LLC is 50 Osgood Place, Penthouse, San Francisco, California 94133.

(6)	As reported on a Schedule 13G dated January 16, 2005 and filed with the Commission by Rutabaga Capital Management. The address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(7)	The amount stated includes an aggregate of 1,079,092 shares of Common Stock which may be acquired upon the exercise of options within 60 days following April 4, 2005 as well as shares underlying restricted stock units that vest within 60 days following April 4, 2005.

ITEM 1: ELECTION OF DIRECTORS

     Election of Series AA Directors. Pursuant to the Certificate of Incorporation of the Company and the Certificate of Designation of the Series AA Stock, the holders of the Series AA Stock, voting as a separate class, are entitled to elect two Series AA Directors; provided, however, at any time the Board is increased to include more than eight members, the holders of the Series AA Stock are entitled to elect one additional Series AA Director. Proxies for the Series AA Directors are not being solicited; the Series AA Stock will be voted by written ballot or unanimous written consent at the Annual Meeting. Crown, the holder of the Series AA Stock, has advised the Company that Jeffrey S. Deutschman will be nominated for election as a Series AA Director for a term commencing on the date of the Annual Meeting and continuing until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

     Election of Common Directors. The holders of the Common Stock, voting separately as a class, elect the Common Directors. At a meeting held on March 11, 2005, the Board of Directors determined that it was appropriate to reduce the number of Common Directors from eight to six effective as of the Annual Meeting. Accordingly, six Common Directors are to be elected at the Annual Meeting. All of the nominees for election as Common Directors are incumbents. Two of our incumbent Common Directors, Sanford R. Climan and Bruce I. Raben have not been nominated for reelection. All nominees have advised the Company that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by the Board of Directors.

     Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The Company has agreed to use its best efforts to have Donald A. Kurz elected as a director of the Company.

The Board of Directors Recommends a Vote “FOR” the Election
of the Nominees Listed Below.

     The following table sets forth the names and ages of the nominees of the Board of Directors for election as Common Directors.

Name	Age	Director Since
Barrie P. Berg	43	2004
Howard D. Bland	61	2003
Jonathan D. Kaufelt	53	2000
Donald A. Kurz	49	1990
Alfred E. Osborne, Jr.	60	2000
Stephen P. Robeck	56	1989

     Barrie P. Berg, an independent strategic consultant, has been an EMAK director since November 2004. Most recently Ms. Berg was a Vice President with Booz Allen Hamilton, a global management consulting firm, where she served from 1988 through 2003. In her 15 years with the firm, Ms. Berg served as one of the firm’s leading experts in the consumer sector, including consumer products, retailing, direct marketing and media. She advised both public and private clients on issues such as strategic planning, organization, marketing and retailing, and has worked with both domestic and international organizations. She was made a partner in 1994 after growing the firm’s consumer practice in Europe. Ms. Berg holds a master’s in business administration from Harvard Business School and a bachelor’s degree from Yale University.

     Howard D. Bland, a retired audit engagement partner of KPMG LLP, has been an EMAK director since April 1, 2003. Mr. Bland’s professional career with KPMG LLP spanned from 1965 to July 2002, and included service as the Managing Partner of both the Ontario, California and Orange County, California offices of KPMG LLP. From 1976 to July 2002, he served as an audit engagement partner for both public and private clients involved in international trade, restaurants, high technology, manufacturing, distribution and finance. Mr. Bland has served as Vice President, Treasurer and Member of the Board of Directors and Executive Committee of the California Society of Certified Public Accountants. Mr. Bland holds a bachelor’s degree from Mississippi State University and is a Certified Public Accountant.

     Jonathan D. Kaufelt, a tax and business attorney, has been an EMAK director since November 2000. Mr. Kaufelt most recently led the business and tax department at Armstrong, Hirsch, Jackoway, Tyerman & Wertheimer, P.C., a leading entertainment law firm in Los Angeles. He joined the firm in 1986, after nine years at two New York law firms—Kay, Collyer & Boose from 1982 to 1986 and Simpson, Thacher & Bartlett from 1977 to 1982. Mr. Kaufelt earned a juris doctor from Georgetown University, a master of laws in taxation from New York University and a bachelor’s degree from the University of Pennsylvania. He serves on the board of the American Cinematheque and as a trustee of Rutgers Preparatory School in Somerset, New Jersey.

     Donald A. Kurz joined EMAK in 1990 and is currently our President and Chief Executive Officer. Mr. Kurz served as Chairman of our Board of Directors and Chief Executive Officer from January 1999 until February 2005, when our Board of Directors split the roles of Chairman and Chief Executive Officer. Mr. Kurz served as President and Co-CEO from 1991 through 1998. He has also served as a director since 1990, when he joined EMAK as Executive Vice President. Mr. Kurz was previously a management consultant with the general management consulting division of Towers Perrin, where he was a vice president and senior partner and eventually headed the firm’s New York office. Mr. Kurz earned a bachelor’s degree from Johns Hopkins University and a master’s in business administration from Columbia University Graduate School of Business. He serves as a member of the Board of Trustees of Johns Hopkins University.

     Alfred E. Osborne, Jr. is the Senior Associate Dean of the UCLA Anderson School of Management (the “Anderson School”) and the founder and director of the Harold Price Center for Entrepreneurial Studies at the Anderson School. He has been an EMAK director since December 2000. Dr. Osborne joined UCLA in 1972, serves as a management professor and has served as an Associate Dean and the Director of the MBA program at the Anderson School. During that time, he was also the Brookings Institution Economic Policy Fellow at the Securities and Exchange Commission. He is currently on the boards of Nordstrom, Inc. and K2, Inc., and is a director of First Pacific Advisors’ New Income, Capital and Crescent Funds and a trustee of the WM Group of Funds. Dr. Osborne holds a doctorate in business-economics, a master’s in business administration, a master’s in economics and a bachelor’s degree all from Stanford University.

     Stephen P. Robeck has been an EMAK director since 1989 and was named non-executive Chairman in February 2005. From January 1999 through December 2001, Mr. Robeck served as a consultant to the Company. He was elected Chairman and Co-CEO in September 1991 and served in that role through December 1998. Between 1987 and September 1991, he served as Chief Operating Officer. Mr. Robeck received his bachelor’s degree from Lake Forest College.

Series AA Director

     Jeffrey S. Deutschman, 48, has been a Managing Director of Crown Capital Group since 1997. He has been an EMAK director since March 2000. Prior to joining Crown, he was a Partner at Aurora Capital Partners, a leveraged buyout fund, from 1992 through 1995, a Partner at Deutschman, Clayton & Company, an investment firm engaged in management buyout transactions, from 1987 through 1991, and a Principal at Spectrum Group, Inc., which specialized in leveraged acquisitions, from 1981 through 1986 In January 2002, Mr. Deutschman was appointed Interim President of Davidson Cotton Holdings and its subsidiary Davidson Cotton Company, which made an assignment for the benefit of creditors on December 31, 2002. Mr. Deutschman received a master’s in business administration from the UCLA Anderson School of Management and his bachelor’s degree from Columbia University.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

     The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

     There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. Copies of the committee charters can be found on the Corporate Governance page on the Company’s website at www.emak.com (information on our website does not constitute part of this proxy statement).

     The Board, its committees and the Company’s management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board and the Audit, Compensation and Corporate Governance/Nominating Committees each perform annual self evaluations. The Company has adopted a comprehensive Policy on Business Conduct for all directors, officers and employees. The Policy on Business Conduct can also be found on the Company’s website.

     During 2004, the Board of Directors met six times. Each nominee for director attended more than 75% of the Board of Directors meetings and the meetings of Board committees on which he or she served. While the Company does not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, the Company strongly encourages all directors to attend. All of the members of the Board of Directors standing for election were present at the 2004 Annual Meeting, with the exception of Barrie P. Berg who was appointed in November 2004.

Committees of the Board

     Audit Committee. The Board has an Audit Committee comprised of three non-employee directors, Howard D. Bland (Chair), Jonathan D. Kaufelt and Alfred E. Osborne, Jr. Each member of the Audit Committee is independent under applicable Nasdaq rules. The Board of Directors has determined that Mr. Bland qualifies as an “audit committee financial expert.” The Audit Committee functions pursuant to a written Charter which was originally adopted by the Board in 2000, and which was amended in 2001 and in 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee conducted four formal meetings in 2004, in addition to quarterly conference calls with our independent auditors. The Audit Committee is currently charged with, among other things:

•	recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

•	the appointment, compensation, retention and oversight of the work of the independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	approving the scope of the financial audit;

•	requiring the rotation of the lead audit partner;

•	consulting regarding the completeness of our financial statements;

•	reviewing changes in accounting principles;

•	reviewing the audit plan and results of the auditing engagement with our independent auditors and with the officers of the Company;

•	reviewing with the officers of the Company, the scope and nature and adequacy of EMAK’s internal accounting and other internal controls and procedures;

•	reviewing the adequacy of the Audit Committee Charter at least annually;

•	meeting with our Internal Auditor on a regular basis;

•	performing an internal evaluation of the Audit Committee on an annual basis; and

•	reporting to the Board of Directors on the Audit Committee’s activities, conclusions and recommendations.

     Compensation Committee. The Board has a Compensation Committee comprised of three non-employee directors, Jonathan D. Kaufelt (Chair), Howard D. Bland and Barrie P. Berg. Mr. Kaufelt has served on the Compensation Committee since December 2000 and Mr. Bland and Ms. Berg were appointed in March 2005. Each member of the Compensation Committee is independent under applicable Nasdaq rules. The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in February 2004. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

•	approving and evaluating the compensation of directors and executive officers;

•	reviewing strategies and compensation policies and programs for employees of the Company to provide incentives for delivery of value to the Company’s shareholders;

•	reviewing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Company and the interests of the Company’s shareholders;

•	together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

•	periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

•	assisting management in evaluating each executive officer’s performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers’ compensation levels based on this evaluation;

•	overseeing the Company’s stock option plan or other stock-based plans with respect to the Company’s executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 executives”);

•	reviewing the overall performance of the Company’s employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

•	together with the Corporate Governance/Nominating Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

•	ensuring that the compensation policies of the Company meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the Board; and

•	producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

     In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Corporate Governance/Nominating Committee, develops criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company.

     The Compensation Committee conducted six formal meetings in 2004 and met and conferred on an informal basis on numerous occasions.

     Corporate Governance/Nominating Committee. The Board has a Corporate Governance/ Nominating Committee comprised of three non-employee directors, Alfred E. Osborne, Jr. (Chair), Stephen P. Robeck and Barrie P. Berg. Dr. Osborne and Mr. Robeck have served on the Corporate Governance/Nominating Committee since it was established in March 2003 and Ms. Berg was appointed in March 2005. Each member of the Corporate Governance/Nominating Committee is independent under applicable Nasdaq rules. The Corporate Governance/Nominating Committee functions pursuant to a written Charter which was adopted by the Board in February 2004. The Corporate Governance/Nominating Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

•	identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of the Company’s stockholders;

•	ensuring that the Audit, Compensation and Corporate Governance/ Nominating Committees of the Board shall have the benefit of qualified and experienced “independent” directors;

•	developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

•	periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

•	developing policies on the size and composition of the Board;

•	conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;

•	reviewing conflicts of interest and the independence status of directors;

•	together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

•	reviewing the structure of senior staffing of the Company and management succession plans with the Chief Executive Officer;

•	together with the Compensation Committee, developing criteria to assist the Board’s assessment of the Chief Executive Officer’s leadership of the Company; and

•	generally advising the Board (as a whole) on corporate governance matters.

     The Corporate Governance/Nominating Committee conducted eight formal meetings in 2004 and met and conferred on an informal basis on numerous occasions. The Chair of the Corporate Governance/Nominating Committee, Dr. Osborne, serves as the Presiding Independent Director. The independent directors meet in executive session on a regular basis.

Selection of Nominees for the Board of Directors

     The Corporate Governance/Nominating Committee is responsible for evaluating potential candidates to serve on the Company’s Board of Directors, and for selecting nominees to be presented for election to the Board by the holders of Common Stock at the Company’s Annual Meeting of Stockholders. In evaluating potential director candidates, the Corporate Governance/Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

•	the nominee’s qualifications for membership on certain committees of the Board;

•	any potential conflicts of interest involving the nominee; and

•	the make up and diversity of the Company’s existing Board.

     In March 2005, based on the recommendation of the Corporate Governance/Nominating Committee in evaluating the current needs of the Company, the Board of Directors determined that the size of the Board should be reduced from eight Common Directors to six Common Directors.

     In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance/ Nominating Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

     The Corporate Governance/Nominating Committee will consider any written suggestions of stockholders for director nominations. The recommendation must include the name and address of the candidate, a brief biographical description and a description of the person’s qualifications. Recommendations should be mailed to EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, CA 90048, Attn: Teresa L. Tormey, Secretary. The Corporate Governance/Nominating Committee will evaluate in the same manner candidates suggested in accordance with this policy and those recommended by other sources. The Committee has full discretion in considering all nominations to the Board of Directors. Stockholders who would like to nominate a candidate for director must comply with the requirements described in the Company’s Proxy Statement and Bylaws. See “Deadline for Future Proposals of Stockholders” below.

Director Compensation

     Cash Compensation. Directors who are not employees of the Company or its subsidiaries (“non-employee directors”) currently receive (i) base director compensation of $22,000 per annum, payable quarterly; (ii) Board meeting fees of $1,250 per regular meeting attended in person and $600 per meeting attended by telephone; (iii) Committee chair fees of $5,000 per annum, payable quarterly; and (iv) Committee meeting fees of $500 per regular meeting attended in person or by telephone. In addition, the Presiding Independent Director receives an annual retainer fee of $5,000. The compensation arrangement for the non-executive Chairman, a role created in March 2005, has not yet been determined. Directors who are employees of the Company or its subsidiaries serve as directors without compensation. The Series AA Directors also serve without compensation; provided, however, that they are eligible for equity compensation on the same terms and conditions as the Company’s other non-employee directors.

     Equity Compensation. Non-employee directors receive additional compensation in the form of equity based grants. Under the Company’s former Non-Employee Director Stock Option Plan, which expired in August 2003, each non-employee director automatically received options to purchase 30,000 shares of Common Stock upon joining the Board of Directors and options to purchase 30,000 shares of Common Stock each third or fourth time thereafter such non-employee director was elected to the Board of Directors by the stockholders. These options vested in three equal installments on each of the first, second and third anniversary of the date of grant. Currently, non-employee directors are eligible to receive equity compensation under the 2004 Non-Employee Director Stock Incentive Plan. This Plan provides for the annual grant of equity-based incentive awards. Awards may consist of stock options, restricted stock grants or restricted stock units. The annual awards under this plan are currently set at 3,500 restricted stock units per director service year for directors who have fully vested under their most recent stock option grant. Annual awards are generally established by the Board of Directors (or by a committee thereof) at its first meeting following the annual meeting of stockholders each year.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Board of Directors are Jonathan D. Kaufelt, Howard D. Bland and Barrie P. Berg. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

Director Independence

The Board of Directors has determined that each of Barrie P. Berg, Howard D. Bland, Jonathan D. Kaufelt, Alfred E. Osborne, Jr. and Stephen P. Robeck are independent directors within the meaning of Nasdaq Stock Market Rule 4200(a)15. Donald A Kurz does not meet the aforementioned independence standards because of his relationship as an employee of the Company. Jeffrey S. Deutschman does not meet the aforementioned independence standards because of his relationship with Crown and the Company’s consulting arrangement with his controlled company. (See “Certain Relationships and Related Transactions” below.)

EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table discloses compensation received during the three fiscal years ended December 31, 2004, by the Company’s Chief Executive Officer, its four most highly compensated officers other than the Chief Executive Officer at December 31, 2004 and two executive officers who departed the Company during the last fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
				Other Annual	Restricted	Securities	All Other
				Compensation	Stock Awards	Underlying	Compensation
	Year	Salary($)	Bonus ($)(1)	($)(2)	($)(3)	Options(#)	($)(4)
Donald A. Kurz	2004	515,000	—	24,600	—	50,000	138,493
President & Chief Executive	2003	500,000	100,000	24,600	—	50,000	356,074
Officer	2002	474,435	50,000	24,600	—	—	9,501

Kim H. Thomsen	2004	346,250	—	16,400	112,200	—	23,000
President & Chief Creative	2003	335,000	—	13,800	52,040	—	6,000
Officer	2002	324,703	25,000	13,800	—	—	5,500

Bret R. Hadley	2004	350,000	—	13,800	74,800	100,000	6,500
President-Client & Operations	2003	290,000	—	13,800	52,040	—	5,824
Services	2002	272,917	25,000	13,800	—	40,000	5,472

Teresa L. Tormey	2004	237,500	—	13,800	224,400	—	6,500
Executive Vice President,	2003	199,122	25,000	13,800	13,010	—	5,500
General Counsel &Secretary (5)	2002	34,337	—	3,450	—	20,000	917

Zohar Ziv	2004	240,625	50,000	12,075	155,000	35,000	6,885
Senior Vice President &	2003	—	—	—	—	—	—
Chief Financial Officer (6)	2002	—	—	—	—	—	—

Gaetano A. Mastropasqua	2004	223,417	—	9,200	74,800	—	5,300
President-Client Services (7)	2003	312,000	—	13,800	52,040	—	6,000
	2002	298,492	25,000	13,800	—	—	5,500

Ian P. Madeley	2004	187,391	—	9,097	—	—	26,319
President-International (8)	2003	249,885	—	7,221	52,040	—	35,092
	2002	210,215	—	25,800	—	—	32,265

(1)	Amounts were earned in the years indicated. Annual cash bonuses are generally paid in the first quarter of the next year. Mr. Kurz’s 2003 bonus was a contractual formulaic bonus paid pursuant to the terms of his employment agreement. See “Employment Agreements—Chief Executive Officer” below.

(2)	Consists of an automobile and cellular phone allowances unless otherwise indicated.

(3)	Represents the dollar value of restricted stock unit awards made in 2003 and 2004. The dollar value is calculated by multiplying the closing market price of the common stock on the date of grant by the number of shares subject to the restricted stock units awarded. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to the restricted stock units. Subject to the executive’s continued employment by the Company, the restricted stock unit awards vest with respect to one fourth of the shares subject to such awards on each of the first, second, third and fourth anniversaries of the date of grant.

(4)	The 2004 amounts consist of: (i) matching payments under the 401(k) Plan as follows: Mr. Kurz—$6,500; Ms. Thomsen—$8,000; Mr. Hadley—$6,500; Ms. Tormey—$6,500; Mr. Ziv—$6,885; and Mr. Mastropasqua—$5,300; (ii) premiums on term life insurance as follows: Mr. Kurz—$3,827; (iii) the partial buy-down of Mr. Kurz’ consulting agreement in the amount of $112,500 (see “Employment Agreements” below); (iv) payment of legal fees in connection with negotiation of employment agreements as follow: Mr. Kurz—$15,666; and Ms. Thomsen—$15,000; and (v) pension plan contributions as follows: Mr. Madeley—$26,319. The 2003 amounts consist of: (i) matching payments under the 401(k) Plan as follows: Mr. Kurz—$6,000; Ms. Thomsen—$6,000; Mr. Hadley—$5,824; Ms. Tormey—$6,000; and Mr. Mastropasqua—$6,000; (ii) premiums on term life insurance as follows: Mr. Kurz—$3,240; (iii) the partial buy-down of Mr. Kurz’ consulting agreement in the amount of $337,500 (see “Employment Agreements” below); (iv) payment of legal fees on behalf of Mr. Kurz in connection with negotiation of his employment agreement of $9,334; and (v) pension plan contributions as follows: Mr. Madeley—$35,092. The 2002 amounts consist of: (i) matching payments under the 401(k) Plan as follows: Mr. Kurz—$5,500; Ms. Thomsen—$5,500; Mr. Hadley—$5,472; Ms. Tormey—$917; and Mr. Mastropasqua—$5,500; (ii) premiums on term life insurance as follows: Mr. Kurz—$4,001; and (iii) pension plan contributions as follows: Mr. Madeley—$32,265.

(5)	Ms. Tormey commenced employment in November 2002.

(6)	Mr. Ziv commenced employment in February 2004 and received a signing bonus of $50,000.

(7)	Mr. Mastropasqua’s employment with the Company terminated on September 13, 2004.

(8)	Mr. Madeley’s employment with the Company terminated on September 30, 2004. The dollar amounts indicated for Mr.Madeley’s compensation reflect the average exchange rate with GBP for each of the years indicated.

Options Grants in Last Fiscal Year

     The following table sets forth information with respect to grants of options to purchase Common Stock under the Option Plan to the Named Executive Officers during the fiscal year ended December 31, 2004.

		% of Total
	Number of	Options			Potential Realizable Value at
	Securities	Granted to			Assumed Annual Rate of Stock
	Underlying	Employees	Exercise		Appreciation For Option
	Options	in Fiscal	Price	Expiration	Terms($)(2)
Name	Granted(#)	Year	($/SH)(1)	Date	5%	10%
Donald A. Kurz	50,000 (3)	27%	$14.96	4/01/14	470,413	1,192,119
Bret R. Hadley	100,000 (3)	54%	$15.45	4/16/14	971,642	2,462,332
Zohar Ziv	35,000 (3)	19%	$15.50	2/24/14	341,175	864,605

(1)	Unless otherwise indicated, the exercise price was market value of the Common Stock on the date of grant.

(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Common Stock and overall stock market conditions.

(3)	Unless otherwise specified, options vest in four equal annual installments commencing on the first anniversary of the date of grant. The 100,000 options granted to Mr. Hadley provided for vesting of one third of the options on each of June 30, 2006, December 31, 2007 and December 31, 2008. Mr. Hadley’s 100,000 options were cancelled as a result of his termination of service on February 28, 2005.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth with respect to the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of Common Stock.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at December 31,		In The Money Options
	Acquired		2004(#)		At December 31, 2004($)
	on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald A. Kurz	—	—	200,000	100,000	3,000	0
Kim H. Thomsen	—	—	112,083	53,750	64,582	0
Bret R. Hadley	—	—	44,000	136,000	0	0
Teresa L. Tormey	—	—	8,000	12,000	0	0
Zohar Ziv	—	—	0	35,000	0	0
Gaetano A. Mastropasqua	3,700	21,947	147,550	30,000	51,828	1,800
Ian P. Madeley	—	—	7,200	10,800	20,088	30,132

Equity Compensation Plan Information

     The following table provides information as of December 31, 2004 regarding shares outstanding and available for issuance under the Company’s existing equity compensation plans.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in first column)
Equity compensation plans approved by security holders	2,202,053	$12.38	914,825
Equity compensation plans not approved by security holders(1)	—	—	—
Total	2,202,053	$12.38	914,825

(1)	All of the Company’s existing equity compensation plans have been approved by shareholders.

Employment Agreements

     President and Chief Executive Officer. Donald A. Kurz had an employment agreement with the Company with a term from January 1, 2003 through December 31, 2004. Pursuant to the employment agreement, Mr. Kurz received a base salary of $500,000 during 2003 and $515,000 in 2004, as well as grants of 50,000 stock options in 2003 and 2004. The Compensation Committee is currently in discussions with Mr. Kurz with respect to the terms of his post-2004 employment, and until such time as a new agreement is reached, Mr. Kurz is employed at a base salary of $635,000 and will receive a grant of 16,667 restricted stock units.

     For fiscal 2003 and 2004, Mr. Kurz’s employment agreement provided for formulaic bonuses consisting of (i) an annual bonus of 20% of his base salary based upon the Company’s net income exceeding zero dollars (the “Net Income Bonus”), and (ii) an annual bonus of up to 30% of his base salary based on the attainment of certain corporate operating earnings goals. The Net Income Bonus, which was not part of Mr. Kurz’s prior compensation structure, was designed to add an objective performance-based element to Mr. Kurz’s compensation in lieu of additional base salary. The employment agreement also provides for a strategic performance bonus, at the discretion of the Compensation Committee, of up to 50% of his base salary after taking into account the Company’s long-term prospects and position and the accomplishment of strategic goals devised by Mr. Kurz and the Board of Directors. Mr. Kurz received only the net income bonus of $100,000 for 2003 and received no bonus for 2004. For 2005, until a new agreement is reached, Mr. Kurz will be eligible for similar formulaic bonuses based upon the objective and strategic criteria, but till not be eligible for any Net Income Bonus.

     The Company has agreed to use its best efforts to have Mr. Kurz elected as a director of the Company. Upon termination of Mr. Kurz’s employment, the Company will retain Mr. Kurz’s services as a consultant for a period of two years, subject to certain limitations. As part of the employment agreement, Mr. Kurz agreed to a partial buy-out of the Company’s obligation to Mr. Kurz under an existing post-employment consulting agreement. The partial buy-out reduced the Company’s future consulting fee obligation to Mr. Kurz by $601,000 in exchange for the payment of $450,000 in four equal installments of $112,500 each.

     President & Chief Creative Officer. Kim H. Thomsen has an employment agreement with the Company. The term of Ms. Thomsen’s employment agreement runs from January 1, 2004 through December 31, 2007 (subject to her option to become a part-time consultant during the last two years of the term), subject to earlier termination upon her death, disability or termination by the Company “For Cause” or “Other Than For Cause” (each as defined in the employment agreement). The employment agreement also terminates upon the first anniversary of a Change of Control (as defined in the agreement). Under the employment agreement, Ms. Thomsen is entitled to a base salary of $325,000 per annum, subject to upward annual adjustment at the discretion of the Compensation Committee but in all events in an amount no less than a “Consumer Price Index Adjustment” (as defined in the employment agreement.

     The agreement includes a long-term deferred compensation arrangement in the form of a pension annuity which vests over four years and provides for annual payments of $200,000 to Ms. Thomsen commencing in 2008 and ending in 2017. In connection with the grant of the pension annuity, Ms. Thomsen surrendered 200,000 options exercisable at $9.94 per share in exchange for 100,000 options exercisable at $19.94 per share.

     If the employment agreement is terminated by reason of death or disability, Ms. Thomsen or her estate shall receive her full base salary through the end of the month of her death or disability and a prorated share of any other compensation or benefits required under the employment agreement. If the employment agreement is terminated by the Company For Cause, Ms. Thomsen’s compensation and benefits shall cease as of the date of termination. If the employment agreement is terminated by the Company Other Than For Cause, Ms. Thomsen shall receive her full base salary and any other compensation or benefits required under the employment agreement through the end of the term of the employment agreement.

Certain Relationships and Related Transactions

     In connection with the purchase of preferred stock, the Company agreed to pay Crown a commitment fee in the aggregate amount of $1.25 million, paid in equal quarterly installments of $62,500 commencing on June 30, 2000 and ending on March 31, 2005. In 2004, commitment fee payments to Crown totaled $250,000.

     On July 15, 2003, the Company entered into an agreement with U.S. Capital Investors, Inc. (“USCI”), an entity controlled by Jeffrey S. Deutschman, pursuant to which USCI served as an advisor to the Company with respect to potential mergers and acquisitions through December 31, 2003 (the “2003 Agreement”). On August 23, 2004, the Company entered into another advisory agreement with USCI for services during calendar 2004 (the “2004 Agreement”). Mr. Deutschman currently serves on the Company’s Board of Directors as the representative of the holder of the Company’s Series AA Stock. The Company’s agreements with USCI provided for the payment of discretionary success fees for completed acquisition transactions in an amount determined by an independent committee of the Board. The 2003 Agreement set forth guidelines for fees payable upon successful completion of an acquisition transaction of $200,000 for up to $10 million of consideration, 1.5% of consideration from $10 million to $25 million and 1% of consideration over $25 million; provided, however, that the success fee for the first transaction under the agreement has an initial fee guideline of $275,000 for up to $10 million of consideration. Notwithstanding the guidelines, the independent committee had absolute discretion in determining the amount, if any, of the success fee for any transaction. The 2004 Agreement does not include success fee guidelines. The USCI agreements provide for the payment of a refundable advance against success fees in the aggregate amount of $275,000 under the 2003 Agreement and $322,000 under the 2004 Agreement. The Company believes that these agreements enhanced its ability to analyze and close merger and acquisition transactions in a manner that was more cost effective than with traditional outside advisory firms. In connection with the September 2003 acquisition of SCI Promotion, USCI earned a success fee of $275,000. This success fee was recorded as a transaction cost of the SCI Promotion acquisition. In connection with the February 2004 acquisition of Johnson Grossfield, USCI earned a success fee of $125,000. This success fee was recorded as a transaction cost of the Johnson Grossfield acquisition. In connection with the acquisition of Megaprint Group in November 2004, USCI earned a success fee of $322,000. This success fee is recorded as a transaction cost of the Megaprint Group acquisition. The Company did not extend its advisory arrangement with USCI for 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Exchange Act, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates during the fiscal year ended December 31, 2004. All of these filing requirements were satisfied by its directors, officers and 10% holders, with the exception of one late filing of a Form 3 by Barrie P. Berg upon her appointment to the Board. In making these statements, the Company has relied on the written representations of its directors, officers and its 10% holders and copies of the reports that they have filed with the Commission.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Exchange Act. Such Report and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

     General. The Compensation Committee has the responsibility to determine and administer the Company’s executive compensation programs and make appropriate recommendations to the Board concerning matters of executive compensation. In evaluating the performance of members of management, the Compensation Committee consults with the chief executive officer except when reviewing the chief executive officer’s performance, in which case it meets independently. The Committee reviews with the Board all aspects of compensation for the senior executives, including the Named Executive Officers. The Committee conducted six formal meetings in 2004 and conferred on an informal basis on several other occasions. Set forth below are the principal factors underlying the Committee’s philosophy used in overseeing compensation for fiscal 2004.

     Compensation Philosophy. At the direction of the Board of Directors, the Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company’s long-term success. The Compensation Committee believes that the Company’s overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Compensation Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock based compensation and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to the enhancement of profitability and stockholder value.

     The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company’s chief executive officer and other executive officers. In meeting the Company’s executive compensation objectives, the Compensation Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, equity based compensation (which may include stock options, restricted stock and restricted stock unit awards) and other employment benefits.

     The Compensation Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company’s industry. To that end, the Compensation Committee reviews proxy data and other compensation data relating to companies within the Company’s industry. In addition, from time to time, the Compensation Committee also receives assessments and advice regarding the Company’s compensation practices from independent compensation consultants.

     Base Salary. Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives and the industry’s annual competitive pay practices.

     Annual Incentive Compensation. The Company’s executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings goals, as well as divisional and individual performance objectives. While performance against financial objectives is the primary measurement for executive officers’ annual incentive compensation, non-financial performance also affects bonus pay. The Compensation Committee considers such corporate performance measures as net income, earnings per common and common equivalent share, gross margin, sales growth and expense and asset management in making bonus decisions. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. The amount of each annual incentive award is recommended for approval by management and approved by the Compensation Committee and the Board. Because threshold corporate earnings goals were not met in 2004, no cash bonuses were paid to the Named Executive Officers based upon corporate earnings goals.

     Stock Based Compensation. The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other key employees are eligible to receive stock based compensation, including options, restricted stock awards and restricted stock units. The Compensation Committee believes that the use of stock based compensation as the basis for long-term incentive compensation meets the Compensation Committee’s compensation strategy and business needs of the Company by potentially realizing increased value for stockholders and retaining key employees. In 2003, the Company adopted a policy of using restricted stock units, which are expensed on the Company’s statement of operations, as its primary method of stock based compensation.

     Other Employment Benefits. The Company provides health and welfare benefits to executives and employees similar to those provided by other companies in the Company’s industry. The Company also provides a 401(k) plan for all employees, which includes Company matching payments of up to 4% of base salary. Certain executives are also eligible for a monthly car and cellular phone allowance.

     Internal Revenue Code Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

     Chief Executive Officer Compensation. The Compensation Committee is responsible for evaluating and recommending to the Board the compensation paid to Donald A. Kurz, the Company’s Chief Executive Officer. The 2004 base salary for Mr. Kurz was based upon the employment agreement between Mr. Kurz and the Company dated as of January 1, 2003. Mr. Kurz did not receive a bonus for the year ended December 31, 2004. Mr. Kurz’ employment agreement expired on December 31, 2004. The Compensation Committee is currently in discussions with Mr. Kurz with respect to an extension of his employment agreement.

Compensation Committee
Jonathan D. Kaufelt, Chair
Howard D. Bland
Barrie P. Berg

ITEM 2: AMENDEMENT TO CERTIFICATE OF DESIGNATION

     The Company seeks stockholder approval to amend the Certificate of Designation of its Series AA Senior Cumulative Convertible Preferred Stock (the “Certificate of Designation”). At meetings of the Board of Directors of the Corporation duly called and held on December 9, 2004 and on March 11, 2005, resolutions were duly adopted setting forth two proposed amendments to the Certificate of Designation, declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for approval at the Annual Meeting.

     The first proposed amendment to the Certificate of Designation results from the December 30, 2004 exchange of the outstanding shares of the Corporation’s Series A Senior Cumulative Participating Convertible Preferred Stock (the “Participating Preferred”) for shares of Series AA Stock. In the exchange transaction, Crown received 25,000 shares of Series AA Stock in exchange for 25,000 shares of Participating Preferred. The Series AA Stock has substantially the same rights and preferences as the Participating Preferred, but does not participate in cash dividends paid on our Common Stock. Instead of participating in cash dividends paid on Common Stock, the Certificate of Designation provides that the conversion price of the Series AA Stock is proportionately adjusted to reflect the impact of cash dividend payments on Common Stock. The exchange transaction was effected in response to a change in accounting rules which required the allocation of undistributed earnings to our Common Stock and the Participating Preferred based upon the proportion of undistributed earnings that each would have been entitled to had all the period’s earnings actually been distributed. Thus, reported earnings would be reduced as a result of the allocation of a portion of our earnings to the Participating Preferred. In connection with the exchange transaction, the Board adopted the Certificate of Designation. As a result of applicable Nasdaq Stock Market rules requiring stockholder approval of certain types of transactions, the Certificate of Designation adopted in December 2004 includes a limitation of the conversion price adjustment provision which prohibits any adjustment below the market price of our Common Stock on December 30, 2004. Nasdaq Stock Market rules require stockholder approval in order to remove this market price floor on the Series AA Stock conversion price. In the event that the stockholders do not approve the amendment removing the market price floor, Crown has the right to re-exchange the Series AA Stock for Participating Preferred.

     The second proposed amendment to the Certificate of Designation results from recent discussion among the Board, Crown and our Corporate Governance/Nominating Committee regarding the process for the selection and appointment of Series AA Directors. On March 11, 2005 the Board approved an amendment to the Certificate of Designation with respect to the voting rights provisions of the Series AA Stock, clarifying that Series AA Directors may be elected at either an annual meeting of stockholders or at a special meeting of the holders of Series AA Stock. Certain language in the current Certificate of Designation can be read to mean that new Series AA Directors may only be appointed at annual meetings. The Board determined that the amendment was prudent in order to clarify the language within the Certificate of Designation and avoid confusion as to the permitted timing for designation of Series AA Directors.

     A copy of the proposed amendment to the Certificate of Designation is attached as Addendum I to this proxy statement.

     The Board recommends a vote FOR this proposal.

ITEM 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2002, and is considered by Management to be well qualified. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if he desires to do so, and to respond to questions.

     The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for fiscal 2004 and fiscal 2003, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP for fiscal 2004 and fiscal 2003:

	2004	2003
	(in thousands)
Audit Fees (1)	$328	$264
Audit Related Fees	5	23
Tax Fees	0	0
All Other Fees (2)	0	24

(1)	Includes the aggregate fees and expenses billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Also includes $70 and $63 in 2004 and 2003, respectively, for the statutory audits of Logistix, Limited pursuant to the requirements of United Kingdom laws.

(2)	Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers LLP, other than fees for the services which must be reported under other categories.

     All services performed by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy. The policy describes the audit, audit-related, tax, and other services permitted to be performed by the independent auditors, subject to the Audit Committee’s prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the committee.

     The Board recommends a vote FOR the appointment of PricewaterhouseCoopers LLP as independent auditors.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee, covering the Company’s fiscal year ended December 31, 2004, shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

     The Audit Committee of the Company’s Board of Directors is comprised of “independent directors” as required by applicable Nasdaq rules. In 2004, the Audit Committee held four regularly scheduled, in person meetings, and four meetings by telephone conference call. The Audit Committee has adopted, and annually reviews, a Charter outlining the practices it follows. The Charter complies with all current regulatory requirements.

     The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion on such financial statements and their conformity with generally accepted accounting principles.

     Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

     In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

•	Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

     The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

     The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees), and other regulations. The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2004 was compatible with the auditors’ independence.

     In performing all of these functions, the Audit Committee acts in an oversight capacity. The Committee reviews the Company’s earnings releases before issuance and quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission. In its oversight role the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on such financial statements and their conformity generally accepted accounting principles.

     The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Commission.

Audit Committee
Howard D. Bland, Chair
Jonathan D. Kaufelt
Alfred E. Osborne, Jr.

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Exchange Act. Such Report and Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poors 500 Index (“S&P 500”), and the Russell 2000 Index (“Russell 2000”) for the five fiscal years ended December 31, 2004.

Comparison of cumulative return among the Company, the S&P 500 and the Russell 2000 Index.

	12/99	12/00	12/01	12/02	12/03	12/04
EMAK Worldwide	$100.00	$106.75	$101.01	$103.80	$109.47	$77.64
S&P500	$100.00	$89.86	$78.14	$59.88	$75.68	$82.49
Russell 2000	$100.00	$95.80	$96.78	$75.90	$110.33	$129.09

FORM 10-K

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO THE COMPANY, ATTENTION: SECRETARY, EMAK WORLDWIDE, INC., 6330 SAN VICENTE BLVD., LOS ANGELES, CALIFORNIA 90048, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

     Proposals that a stockholder desires to have included in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by the Secretary of the Company at the Company’s principal office no later than December ___, 2005. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. The Company’s Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of stockholders of the Company. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by the Secretary not earlier than 150 days prior to such annual meeting, and not later than 120 days prior to such annual meeting or 10 days following the first public announcement of such meeting date. With respect to stockholder proposals, the stockholder’s notice to the Secretary of the Company must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information set forth in the Company’s Bylaws and/or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder’s notice to the Secretary of the Company must contain certain information set forth in the Company’s Bylaws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders of the Company and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to EMAK Worldwide, Inc., 6330 San Vicente Blvd., Los Angeles, California 90048, Attn: Teresa L. Tormey, Secretary.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

SOLICITATION OF PROXIES

     The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this effort.

BY ORDER OF THE BOARD OF DIRECTORS

TERESA L. TORMEY
Executive Vice President, General Counsel
& Secretary

ADDENDUM I

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
OF
SERIES AA SENIOR CUMULATIVE
CONVERTIBLE PREFERRED STOCK
OF
EMAK WORLDWIDE, INC.

Pursuant To Section 242 Of The
General Corporation Law Of The State Of Delaware

     EMAK Worldwide, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST. At meetings of the Board of Directors of the Corporation duly called and held on December 9, 2004 and on March 11, 2005, resolutions were duly adopted setting forth proposed amendments to the Certificate of Designation of Series AA Senior Cumulative Convertible Preferred Stock of the Corporation, declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for approval at its Annual Meeting of Stockholders to be held on June 2, 2005. Such resolutions recommended that paragraph 2(iii) and paragraph 6(i) be amended and restated in their entirely to read as follows:

          “2. Dividends. . . .

          (iii) If the Corporation declares or pays any cash dividend on the Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the then-current market price per share of Common Stock (determined as provided in paragraph 3(xii)) and the denominator of which shall be the sum of the then-current market price per share of Common Stock (determined as provided in paragraph 3(xii)) and the per share dividend which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series AA Preferred Stock had all of the outstanding Series AA Preferred Stock been converted immediately prior to the record date for such dividend, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends. For example, if the Corporation pays a cash dividend on the Common Stock in the aggregate amount of One Million Dollars ($1,000,000) at a time when (i) there are 5,800,000 shares of Common Stock outstanding, (ii) the outstanding Series AA Preferred Stock is convertible into 1,694,915 shares of Common Stock, (iii) the Conversion Price then in effect is Fourteen Dollars and Seventy Five Cents ($14.75) and (iv) the then-current market price per share of Common Stock is $12.00; then the Conversion Price would be reduced pursuant to this subparagraph 2(iii) to $14.59 per share, calculated as follows: $14.75 x ($12.00 ÷ ($12.00 + 0.13)) = $14.59.”

          . . . .

          “6. Voting Rights.

          (i) So long as there remain outstanding at least 25% of the shares of Series AA Preferred Stock issued on or after the Preferred Stock Issue Date pursuant to this

I-1

Certificate of Designation, the holders of the Series AA Preferred Stock shall have the exclusive right, voting separately as a class and to the exclusion of the holders of all other classes of capital stock of the Corporation, to elect two directors to the Board of Directors; provided, however, if at any time the Board of Directors is increased to include more than eight members, then, so long as there remain outstanding at least 25% of the shares of Series AA Preferred Stock issued on or after the Preferred Stock Issue Date pursuant to this Certificate of Designation, the holders of the Series AA Preferred Stock shall have the exclusive right, voting separately as a class and to the exclusion of the holders of all other classes of capital stock of the Corporation, to elect one additional director to the Board of Directors. For as long the holders of Series AA Preferred Stock voting separately as a class are entitled to elect two (or if applicable, three) directors to the Board of Directors (the “Separate Voting Period”), the holders of Series AA Preferred Stock shall not be entitled to vote in the election of any other directors of the Corporation (and following the expiration of the Separate Voting Period, the holders of Series AA Preferred Stock shall be entitled to vote with the holders of the Common Stock for the election of directors pursuant to paragraph 6(ii) below). Each director to be designated and elected to the Board of Directors by the holders of the Series AA Preferred Stock may be designated and elected at each annual meeting of stockholders or any special meeting of the holders of the Series AA Preferred Stock called for the purpose of electing directors. Each such director shall serve until the earlier of (i) the next annual meeting of stockholders to elect directors or (ii) his or her earlier resignation or removal. Each such director may be removed during his or her term of office by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series AA Preferred Stock, given at a special meeting of such holders duly called for such purpose. Any vacancy existing or created in the office of such directors, whether due to removal or resignation of an existing director, the creation of a new board seat, or the holders of the Series AA Preferred Stock not having filled one or more board seats to which said holders are entitled, may be filled at a special meeting of the holders of the majority of the Series AA Preferred Stock duly called for such purpose. Any special meetings of the holders of Series AA Preferred Stock shall be called by the Secretary of the Corporation upon the written request of 10% or more of the number of shares of Series AA Preferred Stock then outstanding; provided, however, that if the Secretary of the Corporation shall fail to call any such meeting within 10 days after any such request, such meeting may be called by any holder of Series AA Preferred Stock designated for that purpose by the holders of record of 10% or more of the number of shares of Series AA Preferred Stock then outstanding. Any action that could otherwise be taken at a special meeting of the holders of Series AA Preferred Stock, including the election of directors, may be taken by written consent of a majority of the holders of outstanding Series AA Preferred Stock. Notwithstanding the election of directors as provided in this paragraph 6(i), each such director shall have equal rights and duties with all other directors of the Corporation.”

     SECOND. At the Annual Meeting of Stockholders of the Corporation duly called and held on June 2, 2005, the affirmative vote of a majority of the votes permitted to be cast by the holders of the outstanding shares of the Corporation’s common stock, par value $.001 per share, and the Corporation’s Series AA Senior Cumulative Convertible Preferred Stock, par value $.001 per share, was obtained in favor of such amendments with respect to paragraph 2(iii) and paragraph 6(i).

     THIRD. Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by Teresa L. Tormey, its Secretary on this ___day of June, 2005.

EMAK WORLDWIDE, INC.

By:

Name:	Teresa L. Tormey
Title:	Secretary

I-2

EMAK WORLDWIDE
6330 SAN VICENTE BLVD.
LOS ANGELES, CA 90048

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to EMAK Worldwide, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EMAK01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMAK Worldwide

Vote On Directors
1.	ELECTION OF DIRECTORS:		For	Withhold	For All	To withhold authority to vote for any individual
	Nominees Are:		All	All	Except	nominee, mark “For All Except” and write the
	01) Barrie P. Berg	04) Donald A. Kurz	☐	☐	☐	nominee’s number on the line below.
	02) Howard D. Bland	05) Alfred E. Osborne, Jr.
	03) Jonathan D. Kaufelt	06) Stephen P. Robeck

		For	Against	Abstain
Vote On Proposals

2.	PROPOSAL TO APPROVE AMENDMENTS TO THE CERTIFICATE OF DESIGNATION OF SERIES AA SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK.	☐	☐	☐

3.	PROPOSAL TO RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
EMAK WORLDWIDE, INC.
June 2, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald A. Kurz and Teresa L. Tormey, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the proxy card, all shares of Common Stock of EMAK Worldwide, Inc. held of record by the undersigned at the close of business on April 4, 2005, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on June 2, 2005, at the offices of the Company, located at 6330 San Vicente Boulevard, Los Angeles, California, 90048, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.